EXHIBIT 16.1

February 5, 2014

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

RE:   UMAX GROUP CORP.

         COMMISSION FILE NUMBER 333-174334

Dear Sirs:

We are in agreement with the statements being made by Umax Group Corp. in its Form 8-K /A dated February 5, 2014.  We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K / A.

Sincerely,

Cutler & Co. LLC